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Exhibit 10.03
                              SALES AGREEMENT

                               by and between

                          The Quantum Group, Inc.
                             Tustin, California

                                    and

               Fonds Concept GmbH. + Co. Recycling Dresden KG
                                  Germany

                                    for

                   Supply and Installation of PressMaster
                      Product Manufacturing Equipment
                      & REVULCON processing equipment

                                     in

                             Chemnitz, Germany

                             December 11, 1998

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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.

     This Agreement is made and entered into this day of December 11, 1998 by and between the Quantum Group, Inc., a Nevada corporation ("Seller") and FOND'S CONCEPT GMBH + CO. RECYCLING DRESDEN KG ("Buyer"). Seller has agreed to sell, and Buyer has agreed to purchase, PressMaster 100 press machine and other REVULCON equipment, as per EXHIBIT A under the terms and conditions set forth below. Accordingly the parties, intending to be legally bound thereby, agree as follows:

     1. IDENTIFICATION OF PRESSMASTER. The equipment to which this Agreement relates is a Eurectec PressMaster Press, Model No. 100, for product manufacture together with additional REVULCON EQUIPMENT: AS PER ATTACHED LIST EXHIBIT A. (collectively the "PressMaster and other REVULCON equipment to schedule"). Unless otherwise specified herein, Seller will have manufactured the PressMaster/ancillary equipment for the express purpose of fulfilling this Agreement.

     2. AGREEMENT TO PURCHASE. a) Buyer agrees to purchase from Seller equipment package, and Seller agrees to sell to Buyer, the PressMaster 100 including additional REVULCON equipment for the total Purchase Price of DM 5,870,052.00 PER EXHIBIT A.

               b) PAYMENTS. Payment of 30% is due and payable at the time of signing this agreement with the balance due at the time of shipment of the equipment with the presentation of clean "on-board" bills of lading in sight duly legalized (partial payments allowed) and is to be wire transferred to the following account details: Beneficiary: The Quantum Group, Inc. Account # 023 758 644 ABA Route # 1220 16066 City National Bank, 4685 MacArthur Court, Newport Beach, CA 92660 USA.

The prices quoted do not include any taxes applicable in the United States.

Total purchase price quoted INCLUDES : freight and insurance of a common carrier chosen by Seller, and equipment installation, but excludes extraordinary shipping services that may be required by Buyer and cost of installation.

The REVULCON machines are supplied from Germany and the local
Mahrwertsteuer taxes at the rate of 16% will be added.

Taxes which the Seller must pay or collect with respect to the sale of the PressMaster equipment (other than income taxes) shall be added to the total purchase price and shall be payable by Buyer upon delivery of the PressMaster and other equipment.

Buyer bears the risk of loss for the PressMaster and other equipment after delivery, in accordance with Buyer's instructions.

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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.


     3.   DELIVERY DATE.

1 # Revulcon machine can be delivered and installed by December 21, 1998.

The balance of the equipment will be delivered and installed during the first half of 1999 per an agreed program to be confirmed.

In the event of loss during shipment, actual delivery shall be delayed a reasonable time to allow Seller to collect insurance and effect repairs or replacement.

     4.   OBLIGATIONS OF SELLER.

Seller agrees to make available to Buyer via telephone, or in person at Buyer's premises (at Buyer option), such of Seller's personnel as Buyer reasonably deems necessary for the purpose of instructing and training Buyer's employees in the operation and maintenance of the Press Master in connection with the uses proposed to be made by Buyer of the PressMaster, provided such instruction and training is performed during initial installation of the PressMaster.

Unless otherwise agreed in writing, Seller shall pay transportation and lodging costs for Seller's personnel required to travel to Buyer's location and Seller shall bear all other costs of providing such services.

     5. BUYER'S INSTALLATION OBLIGATIONS. Buyer shall be responsible to obtain all necessary inspections, licenses and permits for the installation and operation of the PressMaster presses. Buyer acknowledges that the total purchase price for the PressMaster 100 and other equipment does not include any power hook-ups pads or floor reinforcement required in Buyer's facility prior to installation.

Buyer shall reimburse Seller for any additional costs of Seller's training and installation personnel occasioned by Buyer's failure to properly prepare the installation site.

WARRANTY Seller makes no warranty. Seller hereby passes to Buyer the manufactures warranty. Manufacturer to guarantee the equipment supplied for a period of twelve (12) months, not exceeding 18 months from shipment date. The guarantee does not cover electrical equipment for which manufacturer will pass on the appropriate guarantee from each sub-vendor supplier. The guarantee does not cover consumable parts. Parts or components found defective during the guarantee period will be replaced or repaired depending on the vendors choice. The guarantee period will commence with the installation of the equipment. Damages caused by the modifications brought about by the buyer and not conforming to the specifications, or which have been previously approved in writing by the Vendor, are not covered by the guarantee. Damages to the equipment caused by using spare parts purchased by buyer and without vendor's approval, or due to modifications purchased in contrast with specifications, are not covered by this guarantee. The guarantee does not cover damages caused by the introduction on the equipment of dangerous materials, such as but not limited to, screws, bolts, or material other than that for which the equipment has been specifically designed.


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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.

     Any use of the PressMaster equipment other than as stated in the Seller's maintenance manuals supplied with the Press shall constitute abuse. The nominal cycle time of the PressMaster is between 5 and 15 minutes depending upon the thickness and density of the products being manufactured. If we consider the machine is idle for maintenance and other different factors, the effective capacity of the PressMaster must be calculated at APPROX. 80% of the nominal capacity.

     In the event of any defects covered by this warranty, Seller will remedy such defects by repairing or replacing any parts found to be defective.

     This warranty is limited to parts and labor only and does not include any labor other than the removal and replacement of any defective parts. This shall be the exclusive remedy for all claims whether based on contracts, negligence, or strict liability, Seller or vendor shall not, in any event, be liable for any loss of the use of any equipment or incidental or consequential damages or commercial loss.

     The Warranties set forth in this Agreement are exclusive and in lieu of all other warranties expressed or implied including without limitation any warranty of merchantability or fitness for a particular purpose.

     Seller shall not be liable to Buyer for any delay or failure in performance caused by acts beyond Seller's reasonable control, including without limitation, acts of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining suitable parts or equipment, material, labor or transportation, acts of subcontractors, interruption of utility services, acts of any unit of government or governmental agency, or any similar or dissimilar cause.

     The maximum liability, if any, of the Seller for all direct damages, including without limitation contract damages and damages for injuries to persons or property, whether arising from Seller's breach of this Agreement, breach of Warranty, negligence, strict liability, or other tort with respect to the goods, or any services in connection with the goods, is limited to an amount not to exceed the price of the particular goods. In no event shall Seller be liable to Buyer for any incidental, consequential, or special damages. The right to recover damages within the limitations specified is Buyer's exclusive alternative remedy in the event that any other contractual remedy fails of it's essential purpose.

     7. SPECIFICATION -- ENGINEERING CHANGES. Specifications contained in Seller's quotation or brochures and illustrations were in effect at the time of the quotation or of printing of brochures and illustrations.
Seller reserves the right to make design or specification changes without notice; provided that any such change shall not materially reduce the production capacity of the PressMaster. Unless incorporated herein by specific reference, such specifications do not form a part of this Agreement.
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     8.   DEFAULT - REMEDIES.  In the event of the failure by Seller to fulfill any material term or condition of this Agreement prior to the Seller's notice of its readiness to make delivery of the PressMaster, which failure remains uncured ten (10) days after receipt by Seller of written notice thereof, Buyer shall be entitled to withhold all unpaid amounts and to seek the return of any amounts previously paid to Seller, and Buyer shall be under no further obligation to Seller hereunder. In the event of failure by Buyer to purchase the equipment in accordance with Section 2 hereof, other than as a result of Seller's default hereunder, and if such failure remains uncured ten (10) days after receipt by Buyer of written notice thereof, Seller shall be entitled, at its own option to terminate this Agreement.

However, under these circumstances, all amounts previously paid by Buyer hereunder to the seller, will by used by the seller as liquidated damages to cover all costs associated with the establishment of the Buyer's purchase order.

     9. MUTUAL REPRESENTATION. The individuals executing this Agreement on behalf of each of the parties hereto represents and warrants to the other party that he or she has full power and authority to act for and bind the party for whom he or she purports to act, and this Agreement has been authorized by all necessary corporate action, if applicable.

     10. MISCELLANEOUS. (a) This Agreement represents to entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior written or oral expressions of the parties with respect to such subject matter. This agreement may be amended or modified only in writing by each of the parties hereto.

     (b) The goods herein described are to be manufactured in Canada and Europe and delivered to Europe. However, the parties agree that a contract resulting herefrom in the United States, shall be deemed a US contract and shall be construed in accordance with the Laws of Orange County, California, United States, other than principles of conflicts of Law.

Buyer hereby:       (i) agrees that the courts of the Orange County,
California United States who shall the exclusive jurisdiction to adjudicate any matter arising out of or as a result of this Agreement,

               (ii) consents to the jurisdiction of each such court,

               (iii) waives any objection it may have to the laying of venue of any such suit in court, and


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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.

               (iv) irrevocably designates the Director of the Orange County Department of Commerce as its agent in California , United States to receive service of any process in any such suit in the United States.

     (c) The addresses of each of the parties for the purpose of any notice required or permitted to be given hereunder shall be as indicated following such parties signature, and Notice addresses may be changed by giving notice to the other party. Notices shall be effective upon delivery to the notice address by personal delivery, overnight express service, mail or facsimile transmission (with hard copy to follow by first class mail).

     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers on the date and year first above written.

Seller > > > > > >                 The Quantum Group, Inc.
WITNESS:


/s/ Keith J. Fryer                 BY: /s/ Ehrenfried Liebich
Keith J. Fryer                             -------------------
                                   Ehrenfried Liebich
                                   President & CEO
                                   Notice address:
                                   14771 Myford Road,
                                   Bldg., B
                                   Tustin, CA 92780, USA

                                   Tel :  (714) 508-1470
                                   Fax : (714) 508-1476

Buyer > > > > > >                  Fonds Concept GmbH + Co.
                                   Recycling Dresden KG

WITNESS:
__________________                 BY: /s/ Johann Bredgens

Name:                                     ---------------
                                   Johann Brendgens
                                   Principal
                                   Notice address :
                                   Hagschestr. 30,47533 Kleve,
                                   Germany
                                   Tel : 49 2821 77510
Date : December 11th, 1998         Fax : 49 2821 775111


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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.

                    EQUIPMENT COSTS SUMMARY -EXHIBIT "A"
                    ------------------------------------

Crumb rubber product manufacturing Equipment:
                                                                   Price DM
Part A - PressMaster 100 :

     (sub section One)

1/.  PressMaster 100 press with 2 sets
     of top plates: 1/ with flat base plus 6 plates
     attached for pressing mats 2/ with flat base
     plus 2 plates for pressing wave or dog bone
     pattern in each of three sizes :0.75", 1.5" and 2"
     all complete with PressMaster feed hopper              )

2/.  Blend master                                           )

3/.  Sets of molds :
     -------------
a/   dog bone pattern for 1 press side
     made of 2 plates each 23.5" x 34.5"                    )

b/   wave pattern for 1 press side made
     of 2 plates each 23.5" x 34.5"                         )

c/   door mats (2 press sides) with 6 mats
     per side (12 total) with each mat being
     24" x 16" in five (5) designs                          )

4/   FlockMaster & Glue Master
     (610 mm wide)                                          )

     subtotal: (inclusive items 1-4 )
     --------- ----------------------                       DM    0,708,037
                                                            --    ---------
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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.

                                                                   Price DM
                                                                   --------
sub total carried:
------------------                                                0,708,037
                                                                  ---------

5/   Flocking material (2 mm)
     16 boxes @ 25 pounds
     400 pounds @ $6.75 = $2,700                                  0,008,100

6/   Flocking glue :
     4 # buckets @ 25 kg. = 100 Kg. @ $6.75
     = $675                                                       0,002,025
7/   Polyurethane :
     4 # drums @ 470 pounds x $0.78/pound
     say $500                                                     0,001,500

     sub total :                                                 -----------
                                                                  0,719,622
                                                                  ---------

     (sub section 2)

8/   FlockMaster machine :
     (1000 mm wide)                                               0,260,535

9/   ScreenMaster (glue) machine :                                0,075,500

10/  CureMaster :                                                 0,064,355

Total Part A :                                              DM    1,120,052
--------------                                              --    ---------

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                              SALES AGREEMENT

                          THE QUANTUM GROUP, INC.


Part B - Revulcon machinery :
-----------------------------
     (sub section 1)                                               Price DM
     ---------------                                               --------

1/   REVULCON Callander press with
     accessories   Each  DM 1, 150,000^
     _______________________________
     sub total:  DM 1,150,000                                     1,150,000
     (sub section 2)
      -------------

1/   REVULCON Callander Press
     with accessories Each DM 1,200,000 x 3 # =                   3,600,000

Total Part D :                                              DM    4,750,000
--------------                                              --    ---------
SUMMARY :
---------
               Item  :                                             Price DM
               -------                                            ---------
Part A -       PressMaster 100 package                            1,120,052

Part B-        REVULCON package                                   4,750,000

               Total :                                      DM    5,870,052
               -------                                      --    ---------
Notes :

^    This machine can be delivered and installed 12/21/98

1/   PressMaster 100 package shipped form California and is net of any local taxes which may become payable upon arrival in Germany

2/.  Revulcon machines are supplied from Germany and the local
Mehrwertsteuer taxes at the rate of 16% will be added



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